SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

SLM Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Tim Fitzpatrick Remarks
All Employee Town Hall Meeting
April 16, 2007 - 11:00 a.m.
Reston, Virginia

INTRODUCTION
•	Thank you Joni. Good afternoon and thank you to everyone for taking the time to join this national Town Hall Meeting.

•	Earlier today we announced some very exciting news for Sallie Mae, our customers and, of course, for all of our 12,000 employees.

•
No doubt, you have read the media stories and have heard in a broad-brush way about today’s transaction.  I am happy to have this opportunity to speak with you about some of the details and to answer some of the questions you may have.

THE TRANSACTION
•	This morning in New York, we announced that Sallie Mae has agreed to be acquired by a consortium led by private equity firm J.C. Flowers & Co., including Bank of America and JP Morgan Chase.

•	Our Board of Directors and management team welcome and embrace this transaction, as it benefits all our constituents.

•
The terms of the agreement state that an investor group led by  J.C. Flowers & Co., and including Bank of America and JP Morgan Chase will purchase Sallie Mae in a transaction valued at $25.2 billion, or $60 per share.

•	The acquisition has to be approved by Sallie Mae shareholders and the appropriate regulators.

•	We expect that the acquisition will be complete in the second half of 2007. In the interim, Sallie Mae remains a publicly traded company.

•	At the conclusion of the approval process, Sallie Mae will become a privately held organization.

•	Whether publicly-traded or privately-held, our work remains the same.

THE BUSINESS
•	For 34 years our mission has been to increase access to higher education for all Americans.

•	The last ten of those 34 years have seen significant growth and success.

•	Our success in transforming ourselves from a government-sponsored secondary market to a full-service education finance provider has captured the attention of competitors and investors alike.

•	Today’s agreement demonstrates that some of the world’s greatest financial institutions have come together to invest in the next generation of America’s students.

•	Our new partner is a private-equity firm and is willing to invest in the higher education sector because of its value.

•	Selecting Sallie Mae as the vehicle for that investment is a testament to our strength in the marketplace and our bright future.

•	This transaction does not change our brand name – we will be Sallie Mae in the market place, a name that has tremendous brand recognition among schools and borrowers.

•	And our talented management team will remain in place.

•	As will our drive and energy to meet or exceed those objectives, while serving our 5600 schools and 10 million plus borrowers.

OUR EMPLOYEES
•	As your CEO, I am proud of your accomplishments on behalf of our company. You are truly our greatest asset.

•	Today’s announcement is very good news for our clients, shareholders and all of you, our employee-shareholders.

•	In 1997, thanks to our Al Lord, our Chairman of the Board, Sallie Mae introduced equity practices that made employee ownership possible for all employees, not just a select few.

•	We have held true to that philosophy long after other companies abandoned the notion. I am proud of our record on stock option grants to employees.

•	After the closing of this agreement, Sallie Mae will be privately held and our stock will no longer trade on any exchange.

•	Our stock option plans account for this type of event, which is known as a “change of control”.

•	When a change of control occurs, any unvested stock options will immediately vest.

•	Your vesting will take place and your shares will be purchased by our new investors at the close of the transaction.

•	No doubt, you have many other questions regarding your employment, your benefits, and your future opportunities.

•	If you have not already, you will be receiving a question and answer document that will address many of these topics to the greatest extent possible.

•	We have always valued open communication at Sallie Mae and commit to keeping all our employees informed and updated during this transition.

•	One way we will do that is through additional all employee meetings which will take place over the next two-weeks at many of our locations. I look forward to seeing many of you during these visits.

•	I also encourage you to visit our intranet and employee forum for additional updates.

THE VALUE OF THE TRANSACTION
•	This agreement unlocks the value of Sallie Mae for all our shareholders – the value which has largely been ignored by the markets for the past few months.

•	While we will continue to operate as a separate company, the transaction allows Sallie Mae to make additional investments to serve our student and school customers.

•	Our new investors are focused on helping Sallie Mae grow – and grow aggressively. Our growth will provide J.C. Flowers & Co., Bank of America and JP Morgan Chase with a return on their investment.

•	This agreement has not changed the competitive landscape.

•	No doubt, our competitors will look to undermine the benefits that this new investment brings to Sallie Mae.

•
I say “stand tall” in the face of such criticism.  You are part of the nation’s largest saving- and paying- for-college company.  Our commitment to America’s families and Financial Aid Directors is second to none.

•	Today’s announcement only enhances this reputation.

Closing
•	The Board, the management team and I are excited about this announcement.

•	Today’s milestone is a tribute to our success as the nation’s leading saving- and paying-for-college company.

•	Today is also the culmination of a lot of hard work by a select few individuals who have been working tirelessly on this transaction, often putting personal lives on hold. They have my thanks.

•	This agreement affirms our long-standing practice of keeping integrity at the forefront of all our business dealings.

•	We have evolved over the years to offer innovative products to students, and we have collaborated with leading policymakers to address concerns about debt levels and repayment options.

•	The ethical relationships that we have forged with our customers have certainly contributed to that success and project a bright future.

•	We are counting on you for your continued professionalism, dedication and expertise as we complete the transaction.

•	I am happy to take any questions you may have.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, SLM Corporation, 12061 Bluemont Way, Reston, Va. 20190, telephone (703) 984-6746, or from the Company’s Web site, http://www.salliemae.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2007.  Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.